Exhibit 99.1

FOR IMMEDIATE RELEASE

FISKER RECEIVES CONTINUED LISTING

STANDARD NOTICE FROM NYSE

•	The Company’s common stock continues to trade on the NYSE under symbol “FSR”

LOS ANGELES (February 16, 2024) – Fisker Inc. (NYSE: FSR) (“Fisker” or the “Company”), driven by a mission to create the world’s most emotional and sustainable electric vehicles, announced that on February 15, 2024, it received notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period.

The NYSE notice does not result in the immediate delisting of the Company’s common stock from the NYSE.

In accordance with applicable NYSE rules, the Company intends to notify the NYSE within 10 business days of its intent to regain compliance with Rule 802.01C and return to compliance with the applicable NYSE continued listing standards.

The Company can regain compliance at any time within a six-month cure period following its receipt of the NYSE notice if, on the last trading day of any calendar month during such cure period, the Company has both: (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of the applicable calendar month.

The Company intends to remain listed on the NYSE and is considering all available options to regain compliance with the NYSE’s continued listing standards, including, but not limited to, a reverse stock split, subject to stockholder approval no later than at the Company’s next annual meeting of stockholders.

The NYSE notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during such cure period, subject to the Company’s compliance with other NYSE continued listing standards.

Furthermore, the Notice is not anticipated to impact the ongoing business operations of the Company or its reporting requirements with the U.S. Securities and Exchange Commission.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by designing and developing individual mobility in alignment with nature. Passionately driven by a vision of a clean future for all, the company is on a mission to create the world’s most sustainable and emotional electric vehicles. To learn more, visit Fiskerinc.com and enjoy exclusive content across Fisker’s social media channels: Facebook, Instagram, Twitter, YouTube, and LinkedIn.

Download the revolutionary new Fisker mobile app from the App Store or Google Play .

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Contact:

European Media:

Press.europe@fiskerinc.com

US Media

Fisker@GODRIVEN360.com

Customer service: Support@fiskerinc.com

Fisker Inc. Communications:

Matthew DeBord

VP, Communications

mdebord@fiskerinc.com

Franziska Queling

Regional Head of Public Relations, Europe

fqueling@fiskerinc.com

Investor Relations:

Eric Goldstein

Head of Investor Relations

egoldstein@fiskerinc.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to Fisker’s ability to maintain the listing of its common stock on the NYSE and any potential plans of Fisker to cure the stock price deficiency, including by action that would require a stockholder vote. You are cautioned that such statements are not guarantees of future performance and that Fisker’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause Fisker’s actual expectations to differ materially from these forward-looking statements include FIsker’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, Fisker’s ability to continue to comply with applicable listing standards of the NYSE and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. Fisker undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.